EXHIBITS

Exhibit 10.10

                            WARRANT TO PURCHASE STOCK


Corporation:   CORPFIN.COM, INC.
Number of Shares:  22,300 shares
Class of Stock:  common stock
Exercise Price:  $1.50 per share
Issue Date:  February 6, 2003
Expiration Date:  February 6, 2008

         THIS WARRANT CERTIFIES THAT, for value received, I-Bankers Securities, Inc., the registered holder hereof or its assigns ("Holder"), is entitled to purchase the number of fully paid and nonassessable shares of common stock (the "Shares") of Corpfin.com, Inc. (the "Company") at the price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1.        EXERCISE.
                  --------

1.1 Vesting. The Holder shall be entitled to exercise this Warrant, in whole or in part, on any business day on or after February 6, 2004 and before 5:00 P.M. Eastern Standard Time on the Expiration Date.

1.2 Method of Exercise. Holder may exercise this Warrant, in whole or in part, by delivering a duly executed notice of exercise in substantially the form attached as Appendix 1 (the "Notice of Exercise") to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.3, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased (determined by multiplying the number of Shares to be issued upon exercise of the Warrant by the Warrant Price per Share).

1.3 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.2, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant
                  Section 1.5.

1.4 No Rights of Shareholder. This Warrant does not entitle Holder to any voting rights as a shareholder of the Company prior to the exercise hereof.

1.5 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the average closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the ten (10) business days immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking or public accounting firm to undertake such valuation. If the valuation of such investment banking firm or pubic accounting firm is at least twenty percent (20%) greater than that determined by the Board of Directors, then all fees

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                  and expenses of such investment banking firm or pubic
                  accounting firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

1.6 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares.

1.7 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.8               Sale, Merger, or Consolidation of the Company.

                       (a) Assumption of Warrant. Upon the closing of any
                           Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall become exercisable, within ten (10) days of the time Holder receives notice of such Acquisition, for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.

                       (b) "Acquisition". For the purpose of this Warrant,
                           "Acquisition" means any sale, license, or other disposition of greater than 50% of the assets of the Company, or any reorganization, consolidation, or merger of the Company.

ARTICLE 2.        ADJUSTMENTS TO THE SHARES.
                  -------------------------

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred. If the Company at any time or from time to time after the issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of the Company's common stock into a greater number of shares, the Warrant Price in effect immediately before that subdivision shall be proportionately decreased and the number of Shares issuable upon exercise hereof shall be proportionately increased.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

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2.3               Adjustments for Combinations, Etc. If the Company at any time or from time to time after the issuance of this Warrant combines (by reverse stock split or otherwise) the outstanding shares of the Company's common stock, the Warrant Price in effect immediately before the combination shall be proportionately increased and the number of shares issuable upon exercise hereof shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

ARTICLE 3.        REPRESENTATIONS AND COVENANTS OF THE COMPANY.
                  --------------------------------------------

3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that as of the date hereof all Shares that may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company shall at all times reserve a sufficient number of shares of common stock for issuance upon Holder's exercise of its rights hereunder.

3.2 Information Rights. So long as the Holder holds this Warrant, the Company shall deliver to the Holder any financial reports as reasonably requested and customarily provided to shareholders of the Company.

ARTICLE 4.        REPRESENTATIONS AND COVENANTS OF HOLDER.
                  ---------------------------------------

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of Holder, which by its acceptance hereof the Holder (including any permitted transferee of Holder on behalf of such transferee) hereby confirms:

4.1 Restriction on Transfer. The Holder agrees that this Warrant, and the Shares issuable upon exercise of this Warrant, may not be sold, transferred, assigned or hypothecated for one year following the date of issuance, except to an individual who is an officer or partner of the Holder, by will or by the laws of descent and distribution.

4.2 Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. The Holder understands that any investment in the Shares involves a high degree of risk and a possible total loss of investment. The Holder also understands that the Company anticipates that it will need to raise additional funds to finance its operations and meet its working capital needs and capital expenditures in the near future. There can be no assurance

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                  that the Company will be able to raise additional funds or obtain additional financing on favorable terms, if at all. The failure to raise additional funds or obtain additional financing sufficient to fund the Company's working capital and capital expenditure requirements will have a material adverse effect on the Company.

4.3 Warranties Limited. Other than as expressly set forth herein, the Company has not made any representation or warranty to the Holder. Without limiting the foregoing, none of the following has been represented or warranted to the Holder by the Company, the Company's agents or employees, or any other person, expressly or by implication (and any such representation or warranty that has purportedly been made is hereby expressly disclaimed), and the Holder is not relying on any representation or warranty regarding any of the following:

                       (a) the future ability of the Company to make, or
                           willingness of the Company to make, or any willingness of the Company's board of directors to declare, dividend payments with respect to its capital;

                       (b) the amount of net income and cash expected to be
                           generated by Company operations;

                       (c) that any financial projections will prove to be
                           accurate;

                       (d) whether the Company will engage in any Acquisition or
                           other business combination with any entity, the terms of such a transaction, whether such a transaction will involve the issuance of securities, and the terms upon which such securities may be issued; or

                       (e) any investment return to be realized by the Holder as
                           a result of an investment in the common stock.

ARTICLE 5.        MISCELLANEOUS.
                  --------------

5.1               Term. This Warrant is exercisable in accordance with Section
                  1.1 at any time on or before the Expiration Date set forth above.

5.2 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. Company acknowledges that Holder may assign a portion of this Warrant to Holder's senior lender, and to grant to such senior lender a security interest in any of Holder's rights under this Warrant and any Shares issuable upon the exercise or conversion of the Warrant.

5.3 Transfer Procedure. Subject to the provisions of Sections 4.1 and 5.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

5.4 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address

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                  as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

5.5 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.6 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

5.7 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to its principles regarding conflicts of law.





                                                        CORPFIN.COM, INC.


                                       By:          /s/ John C. Canouse
                                                        -----------------
                                                        John C. Canouse
                                                        Chief Executive Officer

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


                                   APPENDIX 1

                               NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase _______ shares of the common stock of Corpfin.com, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1. The undersigned hereby elects to convert the attached Warrant into Shares (as defined in the Warrant) in the manner specified in the Warrant. This conversion is exercised with respect to ______ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


----------------------------------
(Name)


----------------------------------
(Address)

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.



                                                  ---------------------------
                                                  (Signature)

------------------------------------
(Date)



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